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                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Harbinger Corporation:


We consent to the use of our report dated February 19, 1997 relating to the combined statements of operations, shareholders' equity (deficit), and cash flows of SupplyTech, Inc. and SupplyTech International, LLC. for the year ended December 31, 1995 included in Harbinger Corporation's Report on Form 8-K/A Amendment No. 1 filed on March 18, 1997 and Harbinger Corporation's Current Report on Form 8-K filed on July 1, 1997 and incorporated by reference to this Form 10-K for the fiscal year ended December 31, 1997.




                                             Ciulla, Smith & Dale, LLP



Southfield, Michigan
March 26, 1998







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